Exhibit 10.4

HESKA CORPORATION
1997 STOCK INCENTIVE PLAN
RESTRICTED STOCK GRANT AGREEMENT

(Outside Director Award)

THIS AGREEMENT is made as of the _________ day of ____________, 20__ (the “Grant Date”) by and between Heska Corporation (the “Company”) and                  (the “Director”).
In consideration of the mutual covenants and representations herein set forth, the Company and Director agree as follows:
SECTION 1    GRANT OF STOCK.

1.1    Precedence of Plan. This Agreement is subject to and shall be construed in accordance with the terms and conditions of the Heska Corporation 1997 Stock Incentive Plan (the “Plan”), as now or hereinafter in effect. Any capitalized terms that are used in this Agreement without being defined and that are defined in the Plan shall have the meaning specified in the Plan.

1.2    Grant of Stock. The Company hereby grants to Director an aggregate of ___ shares of Restricted Stock (the “Shares”), subject to vesting as provided in Section 2.

SECTION 2.    UNVESTED SHARES SUBJECT TO FORFEITURE.

2.1    Shares Subject to Forfeiture.

A.    The Shares will vest (the “Vesting Time”) at the latter of (i) the Company’s next Annual Meeting of Stockholders (the “Meeting”) and (ii) the one year anniversary of the Grant Date. In addition, vesting is subject to (i) the Director’s service as a member of the Company’s Board of Directors (the “Board”) through the Vesting Time, unless that Director’s current Board term expires at the Meeting, in which case vesting is subject to the Director’s service as a member of the Company’s Board to the Meeting, and (ii) the Director not engaging in “Competition” prior to the Vesting Time. For purposes of this Agreement, Director will be deemed to have engaged in “Competition” if Director, without the written consent of the Board, directly or indirectly (i) provides services or assistance in any form to any individual, entity, or company providing veterinary products for the companion animal health industry or imaging products or services for the veterinary market (a “Restricted Company”), whether such services or assistance is provided as an employee, consultant, agent, corporate officer, director, or otherwise or (ii) participates in the financing, operation, management, or control of, a Restricted Company. A Restricted Company includes, without limitation, Abaxis, Inc., IDEXX Laboratories, Inc., scil animal health company GmbH (currently a wholly-owned subsidiary of Henry Schein, Inc.), Sound Technologies, Inc. (currently a wholly-owned subsidiary of VCA Inc.), and Synbiotics Corporation (currently a wholly owned subsidiary of Zoetis Inc.). Notwithstanding the foregoing, Director shall not be deemed to be in Competition if Director is employed or engaged in a corporate function or senior management position (and holding commensurate equity interests) in a division of a Restricted Company, so long as such division is not in any way engaged in providing veterinary products for the companion animal health industry or imaging products or services for the veterinary market and Director does not directly or indirectly provide services or assistance to any division that does provide veterinary products for the companion animal health industry or imaging products or services for the veterinary market.

b.    In the event that the Director serves as a member of the Company’s Board for at least one (1) year from the Grant Date and Director’s service as a member of the Board is subsequently terminated because of either (i) Director’s death or (ii) Director being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one (1) year, the Shares will vest at the time the Director’s service as a member of the Board terminates. Furthermore, if Director completes his or her Board term at the Meeting and prior to the Vesting Time and does not engage in Competition prior to the Vesting Time, the Shares shall vest at the Vesting Time.

c.    Except in the cases of (i) either a Change in Control of the Company, in which case the Shares shall vest, or (ii) the circumstances described in subsection b. above, which is governed by subsection b. above, in the event that Director’s service as a member of the Company’s Board is terminated prior to vesting, Director will forfeit all right to the Shares.

2.2    Restriction on Transfer. Until the Shares are vested, the Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

SECTION 3.     STOCKHOLDER RIGHTS

3.1    Stock Register and Certificates. The Shares will be recorded in the stock register of the Company in the name of Director. If applicable, a stock certificate or certificates representing the Shares will be registered in the name of Director, but such certificates shall remain in the custody of the Company. Director shall deposit with the Company a Stock Assignment Separate from Certificate in the form attached below as Attachment 1, endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Shares that are forfeited or otherwise do not become vested in accordance with the Plan and this Agreement.

3.2    Exercise of Stockholder Rights. Director shall have the right to vote the Shares (to the extent of the voting rights of said Shares, if any), to receive and retain all regular cash dividends and such other distributions, as the Board of the Company may, in its discretion, designate, pay or distribute on such Shares, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Shares, except as set forth in this Agreement and the Plan.

3.3    Legends. Certificates, if any, representing the Shares will contain the following or other legends in the Company’s discretion:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON AND OBLIGATIONS WITH RESPECT TO TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN

AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.
SECTION 4.    RESPONSIBILITY FOR TAXES.

4.1    Section 83(b) Election. Director may complete and file with the Internal Revenue Service an election pursuant to Section 83(b) of the Internal Revenue Code to be taxed currently on the fair market value of the Shares without regard to the vesting restrictions set forth in this Agreement. Director shall be responsible for all taxes associated with the acceptance of the transfer of the Shares, including any tax liability associated with the representation of fair market value if the election is made pursuant to Code Section 83(b).

4.2    Withholding. In accordance with Section 12 of the Plan, Director agrees to make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan under applicable federal, state, local or foreign law.

SECTION 5.    MISCELLANEOUS.

5.1    Not an Employment Contract. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Director to remain in the service of the Company in any capacity, or of the Company to continue Director’s service in any capacity.

5.2    Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.3    Entire Agreement. This Agreement, including any exhibits, is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral and written understandings of the parties.

5.4    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado as applied to contracts between Colorado residents to be wholly performed within the State of Colorado.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DIRECTOR	HESKA CORPORATION
a Delaware corporation

By:
Title:
Address

Attachment 1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I, _____________________, hereby sell, assign and transfer unto       ( ) shares of the Common Stock of Heska Corporation, standing in my name on the books of said corporation represented by Certificate No. herewith and do hereby irrevocably constitute and appoint                              to transfer said stock on the books of the within-named corporation with full power of substitution in the premises.

Dated: , 20 .

Signature:

This Assignment Separate from Certificate was executed in conjunction with the terms of a Restricted Stock Grant Agreement between the above assignor and Heska Corporation, dated __________ __, 20__.

Instruction:	Please do not fill in any blanks other than the signature line.